CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2004, relating to the financial statements and financial highlights which appears in the October 31, 2004 Annual Report to Shareholders of The Enterprise Group of Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers, LLP

New York, NY

March 31, 2005